Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES SECOND QUARTER EARNINGS

CLEVELAND (September 28, 2012) – American Greetings Corporation (NYSE: AM) today announced its results for the second fiscal quarter ended August 24, 2012.

Second Quarter Results

For the second quarter of fiscal 2013, the Company reported total revenue of $393.8 million, a pre-tax loss of $6.1 million and a net loss of $4.3 million or 13 cents per share (all per-share amounts assume dilution).

The Company announced, on June 7, 2012, the acquisition of assets of Clinton Cards, including approximately 400 stores and related overhead as well as the Clinton Cards and related brands. As a result of the acquisition, the Company recognized during the second quarter of fiscal 2013 a revenue increase of approximately $39.9 million from the operations of the Clintons retail stores, reflected in the Company’s new Retail Operations segment. This revenue increase was offset partially by the revenue reduction of approximately $13.5 million from inter-segment sales eliminations, reflected in the Company’s International Segment, resulting in a net increase in consolidated revenue of approximately $26.3 million in the quarter. The sales being eliminated would have been third party sales in the prior year quarter.

Also as a result of the acquisition, the Company incurred, during the second quarter, pre-tax transaction costs and fees of approximately $3.9 million (after-tax of approximately $2.4 million or 7 cents per share) and pre-tax costs of approximately $2.3 million (after-tax of approximately $1.4 million or 4 cents per share) associated with impairment of the acquired Clinton Cards senior secured debt. The Company also recognized a reduction in pre-tax income of approximately $7.4 million (after-tax of approximately $5.6 million or 16 cents per share) as a result of inter-segment profit eliminations. The Company recognized a loss of $5.1 million (after-tax of approximately $3.1 million or 9 cents per share) from the operation of its retail stores. The total consolidated net reduction in pre-tax income associated with the acquisition and operation of the Clintons retail stores was approximately $18.7 million (after-tax of approximately $12.4 million or 37 cents per share).

In addition, revenue was reduced by $4.4 million as a result of scan-based trading conversions that occurred during the current-year’s second quarter. The impact of scan-based trading conversions on pre-tax income was $3.6 million (after-tax of approximately $2.2 million or 7 cents per share). Also included within these results was a pre-tax benefit of $3.2 million (after-tax of approximately $1.9 million or 6 cents per share) from a gain on the sale of a portion of a legacy minority investment.

For the second quarter of the prior fiscal year 2012, the Company reported total revenue of approximately $370.2 million, pre-tax income of approximately $25.0 million, and net income of approximately $14.5 million or 35 cents per share. Revenue was reduced by approximately $0.6 million as a result of scan-based trading conversions that occurred during the quarter. The impact of scan-based trading conversions on pre-tax income was approximately $0.7 million (after-tax of approximately $0.4 million or 1 cent per share). Included within these results was a pre-tax benefit from the sale of certain minor characters in our intellectual property portfolio of approximately $4.5 million (after-tax of approximately $2.8 million or 7 cents per share).

Financing Activities

During the second quarter of fiscal 2013, under the Company’s previously authorized $75 million share repurchase program announced January 2012, the Company purchased approximately 0.3 million shares of its common stock for approximately $4.4 million and completed that repurchase program. Under the Company’s $75 million share repurchase program announced July 2012, the Company purchased approximately 1.2 million shares of its common stock for approximately $15.7 million during the second quarter of fiscal 2013. Total share repurchases during the second quarter of fiscal 2013 were 1.5 million shares for approximately $20.1 million.

Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investors section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will also be available on the site.

About American Greetings Corporation

For more than 100 years, American Greetings Corporation (NYSE: AM) has been a creator and manufacturer of innovative social expression products that assist consumers in enhancing their relationships to create happiness, laughter and love. The Company’s major greeting card lines are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods and American Greetings and Plus Mark gift-packaging and boxed cards. American Greetings also has one of the largest collections of greetings on the Web, including greeting cards available at Cardstore.com and electronic greeting cards available at AmericanGreetings.com. In addition to its product lines, American Greetings creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.7 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Executive Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Non-GAAP Measures

Certain after-tax amounts included in the earnings release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9% for U.S. based items and the appropriate rates for international jurisdictions. Management believes that after-tax information is useful in analyzing the Company’s results.

Factors That May Affect Future Results

Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors

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concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future performance, include, but are not limited to, the following:

•	a weak retail environment and general economic conditions;

•	the loss of one or more retail customers and/or retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	competitive terms of sale offered to customers, including costs and other terms associated with new and expanded customer relationships;

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the ability to successfully integrate Clinton Cards and achieve the anticipated revenue and operating profits, together with the outcome of negotiations with landlords and the ultimate number of stores acquired;

•	the ability of the administrators to generate sufficient proceeds from the liquidation of the remaining Clinton Cards business to repay the remaining secured debt owed to American Greetings;

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the timing and impact of expenses incurred and investments made to support new retail or product strategies, including increased marketing expenses, as well as new product introductions and achieving the desired benefits from those investments;

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the timing of investments in, together with the ability to successfully implement or achieve the desired benefits and cost savings associated with, any information technology systems refresh the Company may implement;

•	the timing and impact of converting customers to a scan-based trading model;

•	the ability to achieve the desired benefits associated with the Company’s cost reduction efforts;

•	Schurman Fine Papers’ ability to successfully operate its retail operations and satisfy its obligations to the Company;

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consumer demand for social expression products generally, shifts in consumer shopping behavior, and consumer acceptance of products as priced and marketed including the success of new and expanded advertising and marketing efforts, such as the Company’s on-line efforts through Cardstore.com;

•	the impact and availability of technology, including social media, on product sales;

•	escalation in the cost of providing employee health care;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, and the ability to adapt to rapidly changing social media and the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release; however the risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that the

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Company believes to be immaterial also may adversely affect American Greetings. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have a material adverse effect on our business, financial condition and results of operations. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

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AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED STATEMENT OF OPERATIONS

FISCAL YEAR ENDING FEBRUARY 28, 2013

(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	August 24, 2012	August 26, 2011	August 24, 2012	August 26, 2011
Net sales	$386,518	$361,141	$775,771	$759,265
Other revenue	7,318	9,053	11,171	14,625

Total revenue	393,836	370,194	786,942	773,890

Material, labor and other production costs	176,732	158,198	340,596	316,127
Selling, distribution and marketing expenses	148,995	126,489	276,158	251,129
Administrative and general expenses	70,870	60,926	151,038	126,224
Other operating (income) expense - net	(778)	(5,122)	796	(6,045)

Operating (expense) income	(1,983)	29,703	18,354	86,455

Interest expense	4,434	5,763	8,810	11,887
Interest income	(94)	(310)	(232)	(631)
Other non-operating (income) expense - net	(252)	(703)	5,427	(544)

(Loss) income before income tax (benefit) expense	(6,071)	24,953	4,349	75,743
Income tax (benefit) expense	(1,817)	10,477	1,353	28,674

Net (loss) income	$(4,254)	$14,476	$2,996	$47,069

(Loss) earnings per share - basic	$(0.13)	$0.36	$0.09	$1.16

(Loss) earnings per share - assuming dilution	$(0.13)	$0.35	$0.08	$1.12

Average number of common shares outstanding	33,753,382	40,696,961	34,629,565	40,598,659

Average number of common shares outstanding - assuming dilution	33,753,382	41,688,787	35,328,913	41,842,760

Dividends declared per share	$0.15	$0.15	$0.30	$0.30

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FISCAL YEAR ENDING FEBRUARY 28, 2013

(In thousands of dollars)

	(Unaudited)
	Three Months Ended		Six Months Ended
	August 24, 2012	August 26, 2011	August 24, 2012	August 26, 2011
Net (loss) income	$(4,254)	$14,476	$2,996	$47,069

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	5,629	(1,444)	(2,771)	3,038
Pension and postretirement benefit adjustments	23	87	498	71
Unrealized (loss) gain on securities	(1)	—	(1)	1

Other comprehensive income (loss), net of tax:	5,651	(1,357)	(2,274)	3,110

Comprehensive income	$1,397	$13,119	$722	$50,179

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDING FEBRUARY 28, 2013

(In thousands of dollars)

	(Unaudited)
	August 24, 2012	August 26, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$61,743	$209,326
Trade accounts receivable, net	97,564	111,691
Inventories	275,978	248,805
Deferred and refundable income taxes	78,713	59,876
Assets held for sale	—	5,282
Prepaid expenses and other	134,114	106,775

Total current assets	648,112	741,755

GOODWILL	—	29,044
OTHER ASSETS	472,613	425,423
DEFERRED AND REFUNDABLE INCOME TAXES	120,103	129,594

Property, plant and equipment - at cost	968,956	895,045
Less accumulated depreciation	637,382	634,722

PROPERTY, PLANT AND EQUIPMENT - NET	331,574	260,323

	$1,572,402	$1,586,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$135,247	$118,162
Accrued liabilities	66,336	56,056
Accrued compensation and benefits	55,122	47,916
Income taxes payable	14,476	15,812
Deferred revenue	30,517	31,884
Other current liabilities	46,837	65,718

Total current liabilities	348,535	335,548

LONG-TERM DEBT	280,181	233,970
OTHER LIABILITIES	262,923	184,258
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	22,008	32,740

SHAREHOLDERS’ EQUITY
Common shares - Class A	29,887	37,561
Common shares - Class B	2,860	2,781
Capital in excess of par value	517,019	507,256
Treasury stock	(1,078,922)	(962,747)
Accumulated other comprehensive (loss) income	(14,104)	764
Retained earnings	1,202,015	1,214,008

Total shareholders’ equity	658,755	799,623

	$1,572,402	$1,586,139

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDING FEBRUARY 28, 2013

(In thousands of dollars)

	(Unaudited)
	Six Months Ended
	August 24, 2012	August 26, 2011
OPERATING ACTIVITIES:
Net income	$2,996	$47,069
Adjustments to reconcile net income to cash flows from operating activities:
Stock-based compensation	4,841	5,362
Net gain on dispositions	—	(4,500)
Net loss (gain) on disposal of fixed assets	154	(484)
Depreciation and intangible assets amortization	23,310	22,158
Provision for doubtful accounts	17,567	4,620
Impairment of Clinton Cards debt	10,043	—
Deferred income taxes	(2,379)	4,039
Gain on sale of Party City investment	(3,152)	—
Other non-cash charges	619	1,814
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	(1,684)	8,209
Inventories	(51,668)	(64,515)
Other current assets	(12,188)	4,457
Income taxes	(9,532)	2,785
Deferred costs - net	40,598	16,400
Accounts payable and other liabilities	35,854	(8,751)
Other - net	(6,499)	1,049

Total Cash Flows From Operating Activities	48,880	39,712

INVESTING ACTIVITIES:
Property, plant and equipment additions	(46,058)	(30,434)
Cash payments for business acquisitions, net of cash acquired	621	(5,992)
Proceeds from sale of fixed assets	488	2,567
Proceeds from sale of intellectual properties	—	4,500
Purchase of Clinton Cards debt	(56,560)	—

Total Cash Flows From Investing Activities	(101,509)	(29,359)

FINANCING ACTIVITIES:
Increase in long-term debt	55,000	—
Issuance or exercise of share-based payment awards	(591)	12,222
Tax (deficiency) benefit from share-based payment awards	(413)	2,370
Purchase of treasury shares	(60,700)	(20,791)
Dividends to shareholders	(10,440)	(12,176)

Total Cash Flows From Financing Activities	(17,144)	(18,375)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(922)	1,510

DECREASE IN CASH AND CASH EQUIVALENTS	(70,695)	(6,512)

Cash and Cash Equivalents at Beginning of Year	132,438	215,838

Cash and Cash Equivalents at End of Period	$61,743	$209,326

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDING FEBRUARY 28, 2013

(In thousands of dollars)

	(Unaudited)
	Three Months Ended		Six Months Ended
	August 24, 2012	August 26, 2011	August 24, 2012	August 26, 2011
Total Revenue:
North American Social Expression Products	$265,856	$264,345	$574,415	$569,028
International Social Expression Products	74,834	75,891	137,514	146,096
Intersegment items	(13,542)	—	(13,542)	—

Net	61,292	75,891	123,972	146,096
Retail Operations (1)	39,884	—	39,884	—
AG Interactive	15,777	16,177	31,273	32,786
Non-reportable segments	11,027	13,781	17,398	25,980

	$393,836	$370,194	$786,942	$773,890

Segment (Loss) Earnings:
North American Social Expression Products	$20,440	$25,699	$76,658	$84,993
International Social Expression Products	289	2,468	(22,268)	5,771
Intersegment items	(7,402)	—	(7,402)	—

Net	(7,113)	2,468	(29,670)	5,771
Retail Operations (1)	(5,106)	—	(5,106)	—
AG Interactive	4,609	4,597	8,382	7,233
Non-reportable segments	2,300	10,493	2,242	15,099
Unallocated	(21,201)	(18,304)	(48,157)	(37,353)

	$(6,071)	$24,953	$4,349	$75,743

(1)	Retail Operations segment only includes two months of activity

AMERICAN GREETINGS CORPORATION

SUPPLEMENTAL EXHIBIT

(Dollars in millions)

During the six months ended August 24, 2012, the Corporation recorded certain charges associated with activities and transactions related to Clinton Cards PLC (“Clinton Cards”) that do not have comparative amounts in the prior year period.

	(Unaudited) Three Months Ended August 24, 2012
	Contract asset impairment	Bad debt expense	Legal and advisory fees	Impairment of debt purchased	Total
Net sales	$—	$—	$—	$—	$—
Administrative and general expenses	—	—	3.9	—	3.9
Other non-operating expense	—	—	—	2.3	2.3

	$—	$—	$3.9	$2.3	$6.2

	(Unaudited) Six Months Ended August 24, 2012
	Contract asset impairment	Bad debt expense	Legal and advisory fees	Impairment of debt purchased	Total
Net sales	$4.0	$—	$—	$—	$4.0
Administrative and general expenses	—	17.2	6.0	—	23.2
Other non-operating expense	—	—	—	10.0	10.0

	$4.0	$17.2	$6.0	$10.0	$37.2